SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2005

EXCHANGE BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	033-54566	34-1721453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

237 Main Street, Luckey, Ohio	43443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 833-3401

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE

Subsequent to Exchange Bancshares, Inc. (the “Company”) filing its Form 10-KSB for the year ended December 31, 2004, the Company received a comment letter from the Securities and Exchange Commission which included questions relating to the accounting and reporting of the valuation allowance for deferred tax assets.  After review and analysis, on July 8, 2005, the Company filed an Amendment to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 which includes restated financial statements as of December 31, 2004 and 2003, and for the years then ended.  In addition, the Company filed an Amendment to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 which includes restated financial statements as of March 31, 2005 and December 31, 2004, and for the quarters ended March 31, 2005 and 2004.  These restatements relate to the Company’s application of Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“Statement 109”).

The principal application of Statement 109 to the Company’s consolidated financial statements relates to the accounting for the Company’s net operating loss carryforwards and the valuation allowance for deferred tax assets.  As a result of an updated review and analysis of the requirements of Statement 109 and the consideration of various factors, the Company has restated the 2004 and 2003 consolidated financial statements to reflect an increase in the valuation allowance for deferred tax assets of $196,000 in 2004 (with $117,000 relating to the first quarter of 2004) and $129,000 in 2003.  In addition, the Company has restated the consolidated financial statements for the quarter ended March 31, 2005 to reflect an increase in the valuation allowance for deferred tax assets of $35,000.  As a result of such restatements, the Company’s previously reported shareholders’ equity at March 31, 2005 has been reduced by $360,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCHANGE BANCSHARES, INC.

Date:  July 8, 2005

By:	/s/ Marion Layman
Marion Layman President and Chief Executive Officer

By:	/s/ Thomas E. Funk
Thomas E. Funk Chief Financial Officer